FLORIDA DEPARTMENT OF STATE
Division of Corporations

December 9, 2019

FLORIDA FILING & SEARCH SERVICES, INC.

,

Re: Document Number P14000048052

The Articles of Amendment to the Articles of Incorporation for CLOUDWEB, INC., a Florida corporation, were filed on December 6, 2019, effective December 18, 2019.

The certification requested is enclosed.

Should you have any question regarding this matter, please telephone (850) 245-6050, the Amendment Filing Section.

Claretha Golden
Regulatory Specialist II
Division of Corporations

Letter Number: 719A00024927

Account number: FCA000000015

Amount charged: 43.75

State of Florida

Department of State

I certify from the records of this office that CLOUDWEB, INC. is a corporation organized under the laws of the State of Florida, filed on May 30, 2014, effective May 25, 2014.

The document number of this corporation is P14000048052.

I further certify that said corporation has paid all fees due this office through December 31, 2019, that its most recent annual report/uniform business report was filed on April 24, 2019, and its status is active.

I further certify that said corporation has not filed Articles of Dissolution.

Given under my hand and the
Great Seal of the State of Florida
at Tallahassee, the Capital, this the
Ninth day of December, 2019

Laurel M. Lee
Secretary of State

CR2E022 (01-11)

Articles of Amendment
to
Articles of Incorporation
of

2019 DEC -6 AM 9:02

CLOUDWEB, INC.

(Name of Corporation as currently filed with the Florida Dept. of State)

P14000048052

(Document Number of Corporation (if known))

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

_______________ *The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."*

B. Enter new principal office address, if applicable:
(Principal office address MUST BE A STREET ADDRESS)

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent _______________

____
(Florida street address)

New Registered Office Address: _______________, Florida _______________
(City) *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

____
Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:

(Attach additional sheets, if necessary)

Please note the officer/director title by the first letter of the office title:

P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.

Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change, Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.

Example:

X Change	PT	John Doe
X Remove	V	Mike Jones
X Add	SV	Sally Smith

Type of Action (Check One)	Title	Name	Address
1) ____ Change	____	____	____
____ Add			____
____ Remove			____
2) ____ Change	____	____	____
____ Add			____
____ Remove			____
3) ____ Change	____	____	____
____ Add			____
____ Remove			____
4) ____ Change	____	____	____
____ Add			____
____ Remove			____
5) ____ Change	____	____	____
____ Add			____
____ Remove			____
6) ____ Change	____	____	____
____ Add			____
____ Remove			____

E. If amending or adding additional Articles, enter change(s) here:
(Attach *additional sheets, if necessary*). *(Be specific)*

F. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:
(if not applicable, indicate N/A)

The Corporation shall hereby implement a reverse split of the issued and outstanding common stock of the Corporation such that each holder of common stock as of the record date of November 12, 2019, shall receive one (1) share for each one hundred and fifty (150) shares issued and outstanding. No action on the part of the shareholder of the Corporation is necessary, although through its transfer agent, the shareholder may exchange existing certificates for new certificates representing the appropriate number of shares resulting from the decrease. No fractional shares shall be issued in connection with the reverse split, fractional shares shall be rounded up to the nearest whole number.

The date of each amendment(s) adoption: November 18, 2019, if other than the date this document was signed.

Effective date if applicable: December 18, 2019

(no more than 90 days after amendment file date)

Note: If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document's effective date on the Department of State's records.

Adoption of Amendment(s) **(CHECK ONE)**

☒ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by ______________________________."

(voting group)

☐ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated November 28, 2019

Signature [signature]

(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Zhi De Liao

(Typed or printed name of person signing)

Chief Executive Officer

(Title of person signing)